As filed with the Securities and Exchange Commission on March 12, 2014

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

 _________________________

Galmed Pharmaceuticals Ltd.
(Exact name of Registrant as specified in its charter)

Israel	2834	98-1147233
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Galmed Pharmaceuticals Ltd.

8 Shaul Hamelech Blvd.

Amot Hamishpat Bldg.

Tel Aviv, Israel 64733

Tel: 972.3.693.8448

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

_________________________

Allen Baharaff, Chief Executive Officer

Galmed Pharmaceuticals Ltd.

8 Shaul Hamelech Blvd.

Amot Hamishpat Bldg.

Tel Aviv, Israel 64733

Tel: 972.3.693.8448

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert L. Grossman, Esq. Greenberg Traurig, P.A. 333 S.E. 2nd Avenue, Suite 4400 Miami, Florida 33131 Tel: 305.579.0500 Fax: 305.579.0717	Uriel Barak, Adv. Tulchinsky Stern Marciano Cohen Levitski & Co., Law Offices 4 Berkowitz St. (Museum Tower) Tel Aviv, Israel 64238 Tel: 972.3.607.5000 Fax: 972.3.607.5050	Douglas Ellenoff, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Tel: 212.370.1300 Fax: 212.370.7889	Barry Levenfeld Eric Spindel Yigal Arnon & Co. 1 Azrieli Center Tel Aviv, Israel 67021 Tel: 972.3.608.7777 Fax: 972.3.608.7724

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-193792

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Ordinary shares, par value NIS 0.01 per share	560,510	$13.50	$7,566,885.00	$974.61

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(1)	Represents only the additional number of securities being registered and includes 73,110 ordinary shares that the underwriters may purchase solely to cover over-allotments, if any. Does not include the securities that the Registrant previously registered on the Registration Statement on Form F-1 (File No. 333-193792).

(2)	Calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended. Based on the public offering price per share.

(3)	The registrant previously paid filing fees of $4,873.15 in connection with previous filings of its Registration Statement on Form F-1 (File No. 333-193792).

This registration statement shall become effective upon filing with the Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to register an additional 560,510 of the registrant’s ordinary shares, par value NIS 0.01 per share. The contents of the Registration Statement on Form F-1 (File No. 333-193792), originally filed with the Commission on February 6, 2014, including the exhibits and power of attorney thereto, which was declared effective by the Commission on March 12, 2014, are hereby incorporated herein by reference.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference in the Registration Statement on Form F-1 (File No. 333-193792) are incorporated by reference herein, and shall be deemed to be a part of this registration statement, except for the following, which, unless otherwise indicated, are filed herewith.

Exhibit Number	Description

5.1	Opinion of Tulchinsky Stern Marciano Cohen Levitski & Co., Israeli counsel to Galmed Pharmaceuticals Ltd.

23.1	Consent of Brightman Almagor Zohar & Co. (a Member of Deloitte Touche Tohmatsu Limited)

23.2	Consent of Brightman Almagor Zohar & Co. (a Member of Deloitte Touche Tohmatsu Limited)

23.3	Consent of Tulchinsky Stern Marciano Cohen Levitski & Co., Israeli counsel to Galmed Pharmaceuticals Ltd. (included in Exhibit 5.1)

24.1	Power of Attorney (1)

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(1)	Incorporated herein by reference to the Registration Statement on Form F-1 (File No. 333-193792) filed with the Commission on February 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tel Aviv, Israel on this 12th day of March, 2014.

GALMED PHARMACEUTICALS LTD.

By:	/s/ Allen Baharaff
Name:	Allen Baharaff
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on March 12, 2014 in the capacities:

Signatures	Title

/s/ Chaim Hurvitz*	Chairman of the Board
Chaim Hurvitz

/s/ Allen Baharaff	Director and Chief Executive Officer
Allen Baharaff	(Principal Executive Officer)

/s/ Ray Morris*	Chief Financial Officer (Principal
Ray Morris	Accounting Officer)

/s/ Dr. Maya Halperin*	Director and Chief Medical Officer
Dr. Maya Halperin

/s/ Shmuel Nir*	Director
Shmuel Nir

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*Signed by Allen Baharaff as attorney-in-fact.

Signature of Authorized Representative in the United States

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Galmed Pharmaceuticals Ltd. has signed this registration statement in the city of Newark, the State of Delaware, on March 12, 2014.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Tulchinsky Stern Marciano Cohen Levitski & Co., Israeli counsel to Galmed Pharmaceuticals Ltd.

23.1	Consent of Brightman Almagor Zohar & Co. (a Member of Deloitte Touche Tohmatsu Limited)

23.2	Consent of Brightman Almagor Zohar & Co. (a Member of Deloitte Touche Tohmatsu Limited)

23.3	Consent of Tulchinsky Stern Marciano Cohen Levitski & Co., Israeli counsel to Galmed Pharmaceuticals Ltd. (included in Exhibit 5.1)

24.1	Power of Attorney (1)

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(1)	Incorporated herein by reference to the Registration Statement on Form F-1 (File No. 333-193792) filed with the Commission on February 6, 2014.